Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 159 to the Registration Statement (Form N-1A, No. 033-00507) of Transamerica Series Trust and to the incorporation by reference of our reports, dated February 26, 2020, on the financial statements of Transamerica 60/40 Allocation VP, Transamerica Aegon High Yield Bond VP, Transamerica Aegon U.S. Government Securities VP, Transamerica American Funds Managed Risk VP, Transamerica Barrow Hanley Dividend Focused VP, Transamerica BlackRock Global Allocation Managed Risk – Balanced VP, Transamerica BlackRock Global Allocation Managed Risk – Growth VP, Transamerica BlackRock Global Allocation VP, Transamerica BlackRock Global Real Estate Securities VP, Transamerica BlackRock Government Money Market VP, Transamerica BlackRock iShares Edge 40 VP, Transamerica iShares Edge 50 VP, Transamerica BlackRock iShares Edge 75 VP, Transamerica BlackRock iShares Edge 100 VP, Transamerica BlackRock Tactical Allocation VP, Transamerica Greystone International Growth VP, Transamerica International Equity Index VP, Transamerica Janus Balanced VP, Transamerica Janus Mid- Cap Growth VP, Transamerica JPMorgan Asset Allocation – Conservative VP, Transamerica JPMorgan Asset Allocation – Growth VP, Transamerica JPMorgan Asset Allocation – Moderate Growth VP, Transamerica JPMorgan Asset Allocation – Moderate VP, Transamerica JPMorgan Core Bond VP, Transamerica JPMorgan Enhanced Index VP, Transamerica JPMorgan International Moderate Growth VP, Transamerica JPMorgan Mid Cap Value VP, Transamerica JPMorgan Tactical Allocation VP, Transamerica Legg Mason Dynamic Allocation – Balanced VP, Transamerica Legg Mason Dynamic Allocation – Growth VP, Transamerica Levin Large Cap Value VP, Transamerica Madison Diversified Income VP, Transamerica Managed Risk – Balanced ETF VP, Transamerica Managed Risk – Conservative ETF VP, Transamerica Managed Risk – Growth ETF VP, Transamerica Market Participation Strategy VP, Transamerica Morgan Stanley Capital Growth VP, Transamerica Multi-Managed Balanced VP, Transamerica Multi-Manager Alternative Strategies VP, Transamerica PIMCO Tactical - Balanced VP, Transamerica PIMCO Tactical - Conservative VP, Transamerica PIMCO Tactical - Growth VP, Transamerica PIMCO Total Return VP, Transamerica PineBridge Inflation Opportunities VP, Transamerica ProFund UltraBear VP, Transamerica QS Investors Active Asset Allocation – Conservative VP, Transamerica QS Investors Active Asset Allocation – Moderate Growth VP, Transamerica QS Investors Active Asset Allocation – Moderate VP, Transamerica Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica TS&W International Equity VP, Transamerica US Equity Index VP, Transamerica WMC US Growth VP and Transamerica WMC US Growth II VP included in the Annual Reports for the fiscal year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2020